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                                                                  EXHIBIT 99.B.6


                             DISTRIBUTION AGREEMENT

         AGREEMENT made as of the 1st day of September, 1997 between HOTCHKIS AND WILEY FUNDS, a Massachusetts business trust (the "Fund"), and MERRILL LYNCH FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended to date (the "Investment Company Act"), as an open-end investment company and it is affirmatively in the interest of the Fund to offer its shares for sale continuously; and

         WHEREAS, the Fund is comprised of ten separate portfolios, namely, the Equity Income Fund, the Mid-Cap Fund, the Small Cap Fund, the International Fund, the Global Equity Fund, the Balanced Income Fund, the Total Return Bond Fund, the Low Duration Fund, the Short-Term Investment Fund and the Equity Fund for Insurance Companies (the "Series"), each of which pursues its own investment objective through separate investment policies; and

         WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies, either directly to purchasers or through other securities dealers; and

         WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of shares of each Series other than the Equity Fund for Insurance Companies (collectively, the "Shares") in order to promote the growth of the Series and facilitate the distribution of Shares.

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Appointment of the Distributor. The Fund hereby appoints the Distributor as the principal underwriter and distributor of the Fund to sell Shares to the public and hereby


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agrees during the term of this Agreement to sell Shares of the Fund to the
Distributor upon the terms and conditions herein set forth.

         Section 2. Exclusive Nature of Duties. The Distributor shall be the exclusive representative of the Fund to act as principal underwriter and distributor of its Shares, except that:

            (a) The exclusive rights granted to the Distributor to purchase Shares from the Fund shall not apply to shares of the Fund issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund.

            (b) Such exclusive rights also shall not apply to Shares issued by the Fund pursuant to reinvestment of dividends or capital gains distributions.

            (c) Such exclusive rights shall not apply to Shares issued by the Fund pursuant to purchases made through entities which provide investor recordkeeping services and with which either the Fund or its investment adviser has entered into contractual arrangements to allow such entities to offer Shares for purchase.

            (d) Such exclusive rights also shall not apply to Shares issued by the Fund pursuant to any exchange or reinstatement privilege afforded redeeming shareholders or to any other Shares as shall be agreed between the Fund and the Distributor from time to time.

         Section 3. Purchase of Shares from the Fund.

            (a) The Distributor shall have the rights to buy from the Fund the Shares needed, but not more than the Shares needed (except for clerical errors in transmission), to fill



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unconditional orders for Shares of the Fund placed with the Distributor by investors or securities dealers. Investors eligible to purchase Shares shall be those persons so identified in the currently effective prospectus and statement of additional information of the Fund under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Shares. The price which the Distributor shall pay for Shares so purchased from the Fund shall be the net asset value, determined as set forth in Section 3(c) hereof.

            (b) The Shares are to be resold by the Distributor to investors at net asset value, as set forth in Section 3(c) hereof, or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

            (c) The net asset value of Shares of a Series shall be determined by the Fund or any agent of the Fund in accordance with the method set forth in the prospectus and/or statement of additional information of the Fund and guidelines established by the Board of Trustees.

            (d) The Fund shall have the right to suspend the sale of its Shares at times when redemption is suspended pursuant to the conditions set forth in
Section 4(b) hereof. The Fund shall also have the right to suspend the sale of its Shares if trading on the New York Stock Exchange shall have been suspended, or a banking moratorium shall have been declared by federal or New York authorities, or if there shall have been some other event which, in the judgment of the Fund, makes it impracticable or inadvisable to sell the Shares.

            (e) The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Fund, provided, however, that the Fund will not arbitrarily or



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without reasonable cause refuse to accept or confirm orders for the purchase of
Shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in New York Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

         Section 4. Repurchase or Redemption of Shares by the Fund.

            (a) Any of the outstanding Shares may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the Shares so tendered in accordance with its obligations as set forth in Article FOURTH, paragraph 6 of its Restated Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information of the Fund. The price to be paid to redeem or repurchase the Shares shall be equal to the net asset value for that Series calculated in accordance with the provisions of Section 3(c) hereof. All payments by the Fund hereunder shall be made in the manner set forth below.

               The Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of Shares shall be paid by the Fund to or for the account of the shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.




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            (b) Redemption of Shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said exchange is closed, when trading on said exchange is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

         Section 5. Duties of the Fund.

            (a) The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Distributor such number of copies of its prospectus and statement of additional information as the Distributor shall reasonably request.

            (b) The Fund shall such steps as may be necessary to register the Shares under the Securities Act to the end that there will be available for sale such number of Shares as the Distributor reasonably may be expected to sell.

            (c) The Fund shall use its best efforts to file notices and maintain the notification regarding an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and the Fund may approve. Any such notification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 8(c) hereof, the expense of notices and maintenance of notification shall be borne by the Fund. The



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Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such notification.

            (d) The Fund will furnish in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.

         Section 6. Duties of the Distributor.

            (a) The Distributor shall devote reasonable time and effort to effect sales of Shares of the Fund, but shall not be obligated to sell any specific number of Shares. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

            (b) In selling the Shares of the Fund, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Fund.

            (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National



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Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

         Section 7. Selected Dealer Agreements.

            (a) The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Shares, provided that the Fund shall approve the forms of agreements with dealers. Shares sold to selected dealers shall be for resale by such dealers only at net asset value determined as set forth in Section 3(c) hereof. The form of agreement with selected dealers to be used in the offering of the Shares is attached hereto as Exhibit A.

            (b) The Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of the NASD.

         Section 8. Payment of Expenses.

            (a) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

            (b) The Distributor shall be responsible for any payments which it agrees to make to selected dealers as reimbursement for their expenses associated with payments of sales



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commissions to financial consultants or other persons directly involved in selling Shares. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to selected dealers or investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the Shares for sale to the public and any expenses of advertising incurred by the Distributor in connection with such offering.

            (c) Each Series shall bear the cost and expenses of filing notices relating to the Shares of such Series for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing notification or qualification therein until the Fund decides to discontinue such notification or qualification pursuant to Section 5(c) hereof.

         Section 9. Indemnification.

            (a) The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on



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any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor, provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reasons of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so



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elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. If the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

            (b) The Distributor shall indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.




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         Section 10. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force until September 1, 1999 and thereafter as to any Series, but only so long as such continuance is specifically approved at least annually by (i) the Trustees, or by the vote of a majority of the outstanding voting securities of the Series, and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

         The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

         Section 11. Amendments of this Agreement. This Agreement may be amended as to any Series by the parties only if such amendment is specifically approved by (i) the Trustees, or by the vote of a majority of outstanding voting securities of that Series, and (ii) by the vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on each approval.

         Section 12. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the




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applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

         Section 13. Agreement Binding Only on Fund Property. The Distributor understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund's property; the Distributor represents that it has notice of the provisions of the Fund's Restated Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                      HOTCHKIS AND WILEY FUNDS

                                      By  /s/ Nancy D. Celick
                                         --------------------------------------

                                      MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

                                      By /s/ ILLEGIBLE
                                         --------------------------------------




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                                   EXHIBIT A

                            HOTCHKIS AND WILEY FUNDS

                           SELECTED DEALER AGREEMENT


Gentlemen:

     Merrill Lynch Funds Distributor, Inc. (the "Distributor") has an agreement with Hotchkis and Wiley Funds, a Massachusetts business trust (the "Fund"), pursuant to which it acts as the distributor for the sale of shares of the Fund (collectively, the "Shares"), and as such has the right to distribute Shares of the Fund for resale. The Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended, and its Shares being offered to the public are registered under the Securities Act of 1933, as amended. You have received a copy of the Distribution Agreement between ourself and the Fund and reference is made herein to certain provisions of such Distribution Agreement. The terms "Prospectus" and "Statement of Additional Information" as used herein refer to the prospectus and statement of additional information, respectively, on file with the Securities and Exchange Commission which is part of the most recent effective registration statement pursuant to the Securities Act of 1933, as amended. As principal, we offer to sell to you, as a member of the Selected Dealers Group, Shares of the Fund upon the following terms and conditions:

     1. In all sales of these Shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for us or for any other member of the Selected Dealers Group.

     2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the current Prospectus and Statement of Additional Information of the Fund. The procedure relating to the handling of orders shall be subject to Section 4 hereof and instructions which we or the Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the current Prospectus and Statement of Additional Information of the Fund.

     3. You shall not place orders for any of the Shares unless you have already received purchase orders for such Shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. You agree that you will not offer or sell any of the Shares except under circumstances that will result in compliance with the applicable federal and state securities laws and that in connection with the sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and, if requested, the Statement of Additional Information (as then amended or supplemented) and will not furnish to any person any information relating to the Shares of the Fund which is inconsistent in any respect with the information contained in the Prospectus and Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund.

       4. As a selected dealer, you are hereby authorized (i) to place orders directly with the Fund for Shares of the Fund to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Distribution Agreement, and (ii) to tender Shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement.

       5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding: e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

       6. No person is authorized to make any representations concerning Shares of the Fund except those contained in the current Prospectus and Statement of Additional Information of the Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus and Statement of Additional Information. In purchasing Shares through us you shall rely solely on the representations contained in the Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information which we furnish you other than the Fund's Prospectus, Statement of Additional Information, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

       7. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus and, if requested, the Statement of Additional Information at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus and Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

       8. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Shares entirely. Each party hereto has the right to cancel this Agreement upon notice to the other party.

       9. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

      10. You represent that you are a member of the National Association of Securities Dealers, Inc. and we both hereby agree to abide by the Conduct Rules of such Association.



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      11.     Upon application to us, we will inform you as to the states in which we believe notifications of the intention to sell the Shares have been duly filed, or where no such notification is required, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Shares, if necessary.

      12. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

      13. Your first order placed pursuant to this Agreement for the purchase of Shares of the Fund will represent your acceptance of this Agreement.


                                   MERRILL LYNCH FUNDS DISTRIBUTOR, INC.



                                   By  /s/  ILLEGIBLE
                                     ------------------------------------------
                                              (Authorized Signature)



Please return one signed copy of this Agreement to:

       MERRILL LYNCH FUNDS DISTRIBUTOR, INC.
       Box 9011
       Princeton, New Jersey 08543-9011

       Accepted:

              Firm Name:
                        -------------------------------

              By:
                 --------------------------------------

              Address:
                      ---------------------------------

              -----------------------------------------

              Date:
                   ------------------------------------



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